Exhibit 99.1

Apple Reports Fourth Quarter Results

Most Profitable Quarter Ever; Record Mac and iPhone Sales

CUPERTINO, California—October 19, 2009—Apple® today announced financial results for its fiscal 2009 fourth quarter ended September 26, 2009. The Company posted revenue of $9.87 billion and a net quarterly profit of $1.67 billion, or $1.82 per diluted share. These results compare to revenue of $7.9 billion and net quarterly profit of $1.14 billion, or $1.26 per diluted share, in the year-ago quarter. Gross margin was 36.6 percent, up from 34.7 percent in the year-ago quarter. International sales accounted for 46 percent of the quarter’s revenue.

In accordance with the subscription accounting treatment required by GAAP, the Company recognizes revenue and cost of goods sold for iPhone™ and Apple TV® over their estimated economic lives. Adjusting GAAP sales and product costs to eliminate the impact of subscription accounting, the corresponding non-GAAP measures* for the quarter are $12.25 billion of “Adjusted Sales” and $2.85 billion of “Adjusted Net Income.”

Apple sold 3.05 million Macintosh® computers during the quarter, representing a 17 percent unit increase over the year-ago quarter. The Company sold 10.2 million iPods during the quarter, representing an eight percent unit decline from the year-ago quarter. Apple sold 7.4 million iPhones in the quarter, representing seven percent unit growth over the year-ago quarter.

“We are thrilled to have sold more Macs and iPhones than in any previous quarter,” said Steve Jobs, Apple’s CEO. “We’ve got a very strong lineup for the holiday season and some really great new products in the pipeline for 2010.”

“We are delighted with our September quarter and fiscal 2009 results,” said Peter Oppenheimer, Apple’s CFO. “For the full year, we grew revenue by 12 percent and net income by 18 percent in extraordinarily challenging times. Looking ahead to the first fiscal quarter of 2010, we expect revenue in the range of about $11.3 billion to $11.6 billion and we expect diluted earnings per share in the range of about $1.70 to $1.78.”

Apple will provide live streaming of its Q4 2009 financial results conference call utilizing QuickTime®, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on October 19, 2009 at www.apple.com/quicktime/qtv/earningsq409/ and will also be available for replay for approximately two weeks thereafter.

*Non-GAAP Financial Measures

During fiscal 2007, the Company began selling iPhone and Apple TV. Because the Company may provide unspecified features and additional software products to iPhone and Apple TV customers in the future free of charge, in accordance with GAAP, specifically FASB ASC 985-605, formerly known as AICPA SOP 97-2, the Company recognizes revenue and cost of goods sold for these products on a straight-line basis over their economic lives, with any loss recognized at the time of sale. Currently, the economic lives of these products are estimated to be 24 months. This accounting treatment, referred to as subscription accounting, results in the deferral of almost all of the revenue and cost of goods sold during the quarter in which the products are sold to the customer. Other costs related to these products, including costs for engineering, sales, marketing and warranty, are expensed as incurred. Further, the costs to develop any future unspecified features and additional software products that may eventually be provided to customers also are expensed as incurred. In contrast, the Company generally recognizes revenue and cost of goods sold for its other products, such as Macs and iPods, at the time of sale, as the Company does not provide future unspecified features or additional software products to those customers free of charge.

In July 2008, the Company began selling iPhone 3G, the second-generation iPhone, and at that time significantly expanded distribution by establishing carrier relationships in over 70 countries. Unit sales of iPhone 3G have been significantly greater than sales of the first-generation iPhone. During the first quarter of iPhone 3G availability ended September 27, 2008, 6.9 million units were sold, exceeding the 6.1 million first-generation iPhone units sold in the prior five quarters combined.

In June 2009, the Company began selling iPhone 3GS, the third-generation iPhone. Unit sales of iPhones continued to be significant in the quarter ended September 26, 2009, with 7.4 million iPhones sold. As a result, the amount of revenue and product cost related to those iPhone sales that the Company deferred for recognition in future periods under subscription accounting was substantial. While the GAAP results provide significant insight into the Company’s operations and financial position, management continues to supplement its analysis of the business using financial measures that look at the total sales, related product costs and resulting income for iPhones and Apple TVs sold to customers during the period. The presentation at the end of this press release includes the following non-GAAP measures: “Adjusted Sales,” “Adjusted Cost of Sales,” “Adjusted Gross Margin,” “Adjusted Operating Margin,” “Adjusted Net Income” and “Adjusted Diluted Earnings per Share.” These financial measures are not consistent with GAAP because they do not reflect the deferral of revenue and product costs for recognition in later periods. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of subscription accounting. The Company uses these financial measures, along with other measures discussed below, to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management uses Adjusted Sales to evaluate the Company’s growth rate, revenue mix and performance relative to competitors. Given the impact of iPhone unit sales during the quarter ended September 26, 2009, Adjusted Sales provides a meaningful measurement of the Company’s growth by reflecting amounts generally due to Apple at the time of sale related to products sold within the period. Further, eliminating the effects of deferred revenue (current sales deferred to future periods and prior sales being recognized currently) provides more transparency into the Company’s underlying sales trends. Management uses the non-GAAP measures of “Adjusted Cost of Sales,” “Adjusted Gross Margin” and “Adjusted Operating Margin” to measure the Company’s operating performance based on current period iPhone and Apple TV sales and to facilitate ongoing operating decisions. Additionally, because the Company recognizes engineering, sales, and marketing expenses as incurred, including expenses related to iPhone and Apple TV, management uses Adjusted Sales to evaluate returns on those costs, to manage year-over-year operating expense growth, and to budget future expenses. Furthermore, because they are considered meaningful indicators of current business performance, the non-GAAP measures “Adjusted Sales” and “Adjusted Operating Margin” are metrics that factor into the determination of management compensation beginning in fiscal year 2009. Finally, management uses the non-GAAP measures of “Adjusted Net Income” and “Adjusted Diluted Earnings per Share” to measure the Company’s operating performance based on current period iPhone and Apple TV sales, to facilitate ongoing operating decisions, and compare performance relative to competitors.

Management believes that these non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both the Company’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the Company’s current results and enable investors to more fully understand trends in its current and future performance.

Cautions on Use of Non-GAAP Measures

As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the deferral of revenue and product costs for recognition in later periods. These non-GAAP financial measures do not adjust for the costs associated with the Company’s intention to provide unspecified new features and software to purchasers of iPhone and Apple TV products. These costs are expensed as incurred under GAAP’s subscription accounting model, and are not adjusted in these non-GAAP financial measures. As such, these non-GAAP financial measures are not intended to reflect in a given period all of the costs of sales made in that period. Rather, the non-GAAP financial measures presented below are intended for the limited purpose of presenting performance measures that include the total sales, related product costs, and resulting income for iPhones and Apple TVs in the period those products are sold to customers.

Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•

these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s reliance on the availability of third-party digital content and applications; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the Company’s reliance on sole service providers for iPhone in certain countries; the continued service and availability of key executives and employees; war, terrorism, public health issues, and other circumstances that could disrupt supply, delivery, or demand of products; potential litigation from the matters investigated by the special committee of the board of directors and the restatement of the Company’s consolidated financial statements; and unfavorable results of other legal proceedings.

More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 27, 2008, its Forms 10-Q for the quarters ended December 27, 2008, March 28, 2009 and June 27, 2009, and its Form 10-K for the fiscal year ended September 26, 2009 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning computers, OS X operating system and iLife and professional applications. Apple is also spearheading the digital media revolution with its iPod portable music and video players and iTunes online store, and has entered the mobile phone market with its revolutionary iPhone.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2009 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, iPhone, Apple TV and QuickTime are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008
Net sales	$9,870	$7,895	$36,537	$32,479
Cost of sales (1)	6,256	5,156	23,397	21,334

Gross margin	3,614	2,739	13,140	11,145

Operating expenses:
Research and development (1)	358	298	1,333	1,109
Selling, general and administrative (1)	1,063	999	4,149	3,761

Total operating expenses	1,421	1,297	5,482	4,870

Operating income	2,193	1,442	7,658	6,275
Other income and expense	45	140	326	620

Income before provision for income taxes	2,238	1,582	7,984	6,895
Provision for income taxes	573	446	2,280	2,061

Net income	$1,665	$1,136	$5,704	$4,834

Earnings per common share:
Basic	$1.85	$1.28	$6.39	$5.48
Diluted	$1.82	$1.26	$6.29	$5.36

Shares used in computing earnings per share:
Basic	898,032	887,110	893,016	881,592
Diluted	914,374	904,786	907,005	902,139

(1) Includes stock-based compensation expense as follows:
Cost of sales	$29	$21	$114	$80
Research and development	$66	$52	$258	$185
Selling, general and administrative	$85	$68	$338	$251

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	September 26, 2009	September 27, 2008
ASSETS:
Current assets:
Cash and cash equivalents	$5,263	$11,875
Short-term marketable securities	18,201	10,236
Accounts receivable, less allowances of $52 and $47, respectively	3,361	2,422
Inventories	455	509
Deferred tax assets	2,101	1,447
Other current assets	6,884	5,822

Total current assets	36,265	32,311
Long-term marketable securities	10,528	2,379
Property, plant and equipment, net	2,954	2,455
Goodwill	206	207
Acquired intangible assets, net	247	285
Other assets	3,651	1,935

Total assets	$53,851	$39,572

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$5,601	$5,520
Accrued expenses	3,376	3,719
Deferred revenue	10,305	4,853

Total current liabilities	19,282	14,092
Deferred revenue—non-current	4,485	3,029
Other non-current liabilities	2,252	1,421

Total liabilities	26,019	18,542

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 899,805,500 and 888,325,973 shares issued and outstanding, respectively	8,210	7,177
Retained earnings	19,538	13,845
Accumulated other comprehensive income	84	8

Total shareholders’ equity	27,832	21,030

Total liabilities and shareholders’ equity	$53,851	$39,572

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Twelve Months Ended
	September 26, 2009	September 27, 2008
Cash and cash equivalents, beginning of the year	$11,875	$9,352

Operating Activities:
Net income	5,704	4,834
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	703	473
Stock-based compensation expense	710	516
Deferred income tax benefit	(519)	(368)
Loss on disposition of property, plant and equipment	26	22
Changes in operating assets and liabilities:
Accounts receivable, net	(939)	(785)
Inventories	54	(163)
Other current assets	(1,050)	(1,958)
Other assets	(1,346)	(492)
Accounts payable	92	596
Deferred revenue	6,908	5,642
Other liabilities	(184)	1,279

Cash generated by operating activities	10,159	9,596

Investing Activities:
Purchases of marketable securities	(46,724)	(22,965)
Proceeds from maturities of marketable securities	19,790	11,804
Proceeds from sales of marketable securities	10,888	4,439
Purchases of other long-term investments	(101)	(38)
Payments made in connection with business acquisitions, net of cash acquired	—	(220)
Payment for acquisition of property, plant and equipment	(1,144)	(1,091)
Payment for acquisition of intangible assets	(69)	(108)
Other	(74)	(10)

Cash used in investing activities	(17,434)	(8,189)

Financing Activities:
Proceeds from issuance of common stock	475	483
Excess tax benefits from stock-based compensation	270	757
Cash used to net share settle equity awards	(82)	(124)

Cash generated by financing activities	663	1,116

(Decrease)/Increase in cash and cash equivalents	(6,612)	2,523

Cash and cash equivalents, end of the year	$5,263	$11,875

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$2,997	$1,267

UNAUDITED CONSOLIDATED SCHEDULE OF DEFERRED REVENUE

(In millions)

	September 26, 2009	June 27, 2009	September 27, 2008
Deferred revenue—current:
iPhone and Apple TV	$8,519	$6,767	$3,518
AppleCare	791	725	599
Other	995	977	736

Total deferred revenue—current	10,305	8,469	4,853

Deferred revenue—non-current:
iPhone and Apple TV	3,618	2,860	2,262
AppleCare	688	653	651
Other	179	154	116

Total deferred revenue—non-current	4,485	3,667	3,029

Total deferred revenue	$14,790	$12,136	$7,882

UNAUDITED RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended September 26, 2009
	As reported in accordance with GAAP	Non-GAAP Adjustments		Non-GAAP
Net sales	$9,870	$2,383	(a)	$12,253

Cost of sales	$6,256	$791	(b)	$7,047

Gross margin	$3,614	$1,592	(c)	$5,206

Operating expenses	$1,421	$—		$1,421

Operating income	$2,193	$1,592	(c)	$3,785

Net income	$1,665	$1,184	(d)	$2,849

Earnings per diluted common share	$1.82	$1.30	(e)	$3.12

Shares used in computing diluted earnings per share	914,374			914,374

	Three Months Ended September 27, 2008
	As reported in accordance with GAAP	Non-GAAP Adjustments		Non-GAAP
Net sales	$7,895	$3,787	(a)	$11,682

Cost of sales	$5,156	$1,975	(b)	$7,131

Gross margin	$2,739	$1,812	(c)	$4,551

Operating expenses	$1,297	$—		$1,297

Operating income	$1,442	$1,812	(c)	$3,254

Net income	$1,136	$1,301	(d)	$2,437

Earnings per diluted common share	$1.26	$1.43	(e)	$2.69

Shares used in computing diluted earnings per share	904,786			904,786

Footnotes:

(a)	Non-GAAP adjustment to net sales reflect (i) the reversal of the current period’s amortization of deferred revenue derived from iPhone handsets and Apple TV units shipped in current and prior periods and (ii) the inclusion of amounts generally due to Apple at the time of sale related to iPhone handsets and Apple TV units shipped in the current period.

(b)	Non-GAAP adjustment to cost of sales reflect (i) the reversal of the current period’s amortization of deferred cost related to iPhone handsets and Apple TV units shipped in current and prior periods and (ii) the inclusion of the total cost of iPhone handsets and Apple TV units shipped in the current period. In addition, the non-GAAP adjustment to cost of sales reflects the estimate of the warranty expense in the period when the related product is sold, rather than when the expense is incurred. The non-GAAP adjustment to cost of sales does not reflect the cost of providing unspecified additional software products and upgrades.

(c)	Non-GAAP adjustments to gross margin and operating income are the difference between non-GAAP adjustments to net sales and non-GAAP adjustments to cost of sales [(a) – (b)].

(d)	Represents the after-tax effect of the non-GAAP adjustments to gross margin and operating income. The tax effect on the non-GAAP adjustments to gross margin and operating income is estimated by applying the period’s effective tax rate to the non-GAAP adjustments. The tax effect on the non-GAAP adjustments is $408 million and $511 million for the three-month periods ended September 26, 2009 and September 27, 2008, respectively. The non-GAAP adjustment to net income does not reflect any changes to the Company’s other income and expense.

(e)	Represents the per share impact of the non-GAAP adjustments to net income.